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                                                          EXHIBIT 10.13

                                  AMENDMENT TO
                       SUPPLEMENTAL RETIREMENT AGREEMENT



         WHEREAS, AMERICAN GENERAL CORPORATION (the "Company") and HAROLD S. HOOK ("Hook") have heretofore entered into a SUPPLEMENTAL RETIREMENT AGREEMENT dated as of April 12, 1989 (the "Agreement"); and

         WHEREAS, the Company and Hook desire to amend the Agreement in certain respects;

         NOW, THEREFORE, the Agreement shall be amended as follows, effective as of August 22, 1990:

         1. Paragraphs 1 through 7 of the Agreement shall be deleted and the following shall be substituted therefor:

                 "1.      Lump Sum Benefit.  Subject to the terms and
         conditions of this Agreement, the Company shall pay to Hook a supplemental lump sum retirement benefit expressed in the form of a monthly annuity commencing as of September 1, 1990 payable to Hook for his lifetime and upon his death continuing to his surviving spouse, if any, for her lifetime in an amount equal to two-thirds of the amount payable during Hook's life, with each monthly payment during Hook's life equal to (a) minus (b), where:

                 (a) equals 50% of Hook's Average Monthly Compensation, within the meaning of that term as used in the Restated American General Retirement Plan ('Basic Plan') as in effect on April 12, 1989 but without any limitation on the maximum dollar amount of compensation considered in determining Average Monthly Compensation under the Basic Plan, as if he terminated employment with the Company as of August 24, 1990; and


                 (b) equals the aggregate monthly retirement benefit (expressed in the form of a joint and two-thirds survivor annuity for Hook and his spouse at September 1, 1990) to which Hook would be entitled under the Basic Plan, any other qualified defined benefit pension plan maintained by the Company or its affiliates and any nonqualified supplemental retirement plan
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                           maintained by the Company or its affiliates
                           (including, but not limited to, the Restoration of Retirement Income Plan for Certain Employees Participating in the Restated American General Retirement Plan), as if he terminated employment with the Company as of August 24, 1990. This amount
                           (b) shall not include amounts payable under any defined contribution plan of the Company or its affiliates (including, but not limited to, the American General Employee's Thrift and Incentive Plan and the American General Supplemental Thrift
                           Plan).

         The supplemental lump sum retirement benefit provided under this Paragraph 1 shall be payable in one lump sum payment on August 31, 1990, with the actuarially-equivalent value thereof determined based upon the actuarial factors then used under the Basic Plan (or other qualified defined benefit plan of the Company) for determining lump sum payments.

                 2. Monthly Benefit. Subject to the terms and conditions of this Agreement, in addition to the supplemental lump sum retirement benefit provided in Paragraph 1 above, the Company shall pay to Hook a supplemental monthly retirement benefit expressed in the form of a monthly annuity, commencing as of the first day of the month coinciding with or next following Hook's retirement or other termination of employment with the Company, payable to Hook for his lifetime and upon his death continuing to his surviving spouse, if any, for her lifetime in an amount equal to two-thirds of the amount payable during Hook's life, with each monthly payment during Hook's life equal to the excess, if any, of (a) minus (b), where:

                 (a) equals 55% of Hook's Average Monthly Compensation, within the meaning of that term as used in the Restated American General Retirement Plan ('Basic Plan') as in effect on April 12, 1989 but without any limitation on the maximum dollar amount of compensation considered in determining Average Monthly Compensation under the Basic Plan; and


                 (b) equals the sum of (1) the monthly retirement benefit (expressed in the form of a joint and two-thirds survivor annuity for Hook and his spouse at the relevant date) which could be provided by the actuarially-equivalent value of the supplemental lump sum retirement benefit provided in Paragraph 1 above, and (2) the aggregate monthly retirement benefit (expressed in the form of a joint and two- thirds survivor annuity for Hook and his spouse at the relevant date) to which Hook is actually entitled under the Basic Plan, any other qualified defined benefit pension plan maintained by the

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                          Company or its affiliates and any nonqualified
                          supplemental retirement plan maintained by the Company or its affiliates (including, but not limited to, the Restoration of Retirement Income Plan for Certain Employees Participating in the Restated American General Retirement Plan).
                          This amount (b) shall not include amounts payable under any defined contribution plan of the Company or its affiliates (including, but not limited to, the American General Employee's Thrift and Incentive Plan and the American General Supplemental Thrift
                          Plan). Actuarial-equivalent values for determining this amount (b) shall be based upon the actuarial factors under the Basic Plan (or other qualified defined benefit plan of the Company) at the relevant date.

         Notwithstanding the foregoing, the supplemental monthly retirement benefit provided above shall be payable upon Hook's retirement or other termination of employment with the Company at or after his attainment of age 62. If his retirement or other termination of employment with the Company occurs upon his attainment of age 60, the figure '50%' shall be substituted for the figure '55%' in (a) above in determining the benefit amount payable. If his retirement or other termination of employment with the Company occurs after his attainment of age 60 but prior to his attainment of age 62, the figure to be substituted for the figure '55%' in (a) above in determining the benefit amount payable shall be equal to 55% minus an amount equal to a Reduction Factor times 5%. The Reduction Factor shall be a fraction, the numerator of which is the number of full months by which Hook's retirement or other termination of employment with the Company precedes his attainment of age 62 and the denominator of which is 24. No supplemental monthly retirement benefit pursuant to this Paragraph 2 shall be payable to or on behalf of Hook under this Agreement if his retirement or other termination of employment with the Company occurs prior to his attainment of age 60; provided, however, if Hook's employment with the Company terminates for any reason prior to his attainment of age 60 but after a Change of Control occurs, Hook will be considered to have remained in the employment of the Company until his attainment of age 60. In such case, upon his attainment of age 60, he will be deemed to have thereupon retired, and the supplemental monthly retirement benefit provided by this Paragraph 2 will become payable. For purposes of this Paragraph 2, 'Change of Control' shall have the meaning set forth in the Severance Agreement between Hook and the Company dated as of March 16, 1990, as amended.

                 The supplemental monthly retirement benefit provided under this Paragraph 2 shall be payable monthly, beginning on the first day of the month coinciding with or next following Hook's retirement or other termination of employment with the Company. The normal form of such benefit shall be an annuity payable to Hook for his lifetime and upon his death continuing to his surviving spouse, if any, for her lifetime in an amount equal to two-thirds of the amount payable during Hook's life.





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         Hook may, prior to his retirement or other termination of employment with the Company, elect to have such supplemental monthly retirement benefit paid in any other actuarially-equivalent form available under the Basic Plan and, in such case, the benefit amount payable shall be determined by using the actuarial factors then used under the Basic Plan (or other qualified defined benefit plan of the Company); provided, however, that Hook may not elect any form of payment for such supplemental monthly retirement benefit that would increase the amount payable during his lifetime under this Agreement.

                 Notwithstanding the foregoing, any payments paid to Hook under any long-term disability plan of the Company (to the extent such payments are attributable to Company contributions to the cost of such payments) shall reduce, dollar-for-dollar, the supplemental monthly retirement benefits otherwise payable pursuant to this Paragraph 2 for the period for which such long-term disability payments are made.

                 3. Death Benefit. If Hook dies after the effective date of this Amendment but prior to the time of the lump sum payment as provided in Paragraph 1, Hook's surviving spouse (or Hook's estate, if there is no surviving spouse) shall receive the lump sum payment provided in Paragraph 1. If Hook dies after his attainment of age 60 and while employed by the Company, his surviving spouse, if any, shall receive a death benefit expressed in the form of a single life annuity equal to the two-thirds survivor annuity for the life of his surviving spouse as described in Paragraph 2 assuming Hook had retired on the day before his death with the joint and two-thirds survivor annuity form of benefit in effect, beginning immediately. This death benefit shall be payable as a monthly annuity for the lifetime of Hook's surviving spouse beginning on the first day of the month coinciding with or next following Hook's death.

                 4. Independence of Benefits. The benefits provided under this Agreement shall be in addition to any other amounts payable to or on behalf of Hook by the Company or under Company benefit plans or agreements (subject to the offsets specifically contained in this Agreement)."

         2. Paragraphs 8, 9, 10, 11, 12, 13, 14 and 15 of the Agreement shall be renumbered as Paragraphs 5, 6, 7, 8, 9, 10, 11 and 12, correspondingly.

         3. As amended hereby, the Agreement is specifically ratified and reaffirmed.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Agreement on this 30th day of August 1990, effective as of August 22, 1990.


                                             AMERICAN GENERAL CORPORATION





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                                          BY:        /s/  MICHAEL J. POULOS
                                                     ________________________

                                                     /s/  KURT G. SCHREIBER
                                                     ________________________

                                                     /s/   OTTO B GERLACH
                                                     ________________________

                                                     /s/  HAROLD S. HOOK
                                                     ________________________
                                                          Harold S. Hook


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